CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 for Larson Davis Incorporated, of our report dated August 4, 1995, relating to the June 30, 1995 financial statements of Larson Davis Incorporated, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."


/s/ Pritchett Siler & Hardy, P.C.


PRITCHETT SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)


Salt Lake City, Utah
July 31, 1996